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                                                                    EXHIBIT 99.2
PRESS RELEASE


                AMSURG PROMOTES CLAIRE GULMI AND DAVID MANNING TO
                            EXECUTIVE VICE PRESIDENT

         NASHVILLE, Tenn. (February 21, 2006) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced the promotions of two Senior Vice Presidents to Executive Vice President. Claire M. Gulmi has been promoted to Executive Vice President, Chief Financial Officer and Secretary. She was previously Senior Vice President, Chief Financial Officer and Secretary. David L. Manning has been promoted to Executive Vice President and Chief Development Officer, having previously served as Senior Vice President, Development.

         Mr. McDonald remarked, "We are delighted to announce the promotion to Executive Vice President of two individuals who have served AmSurg long and well. David Manning is a co-founder of AmSurg and has been instrumental to the steady and successful growth of the Company's network of single-specialty surgery centers. Claire Gulmi joined AmSurg in 1994 and has since played the critical role in management and oversight of the financial operations of our surgery centers and in financing our growth. We are confident that their contributions to the future growth and success of AmSurg will be equally meaningful." This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other filings with the Securities and Exchange Commission, including the following risks: the Company's ability to generate and manage growth at the Company's existing centers and through acquisitions and development of new centers; its ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; the ability of its physician partners to recruit additional physicians to their practices; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of


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AMSG Reports Promotions
Page 2
February 21, 2006



covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. Consequently, actual operations and results may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2005, AmSurg owned a majority interest in 141 centers and had four centers under development.


                                    Contact:
                                           Claire M. Gulmi
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (615) 665-1283



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